SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF DECEMBER 31, 2006 AND 2005
(Dollars in thousands, except share data)

ASSETS

			Variance
	31-Dec-06	31-Dec-05	12/06-12/05
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 125,077	$ 136,731	-8.52%
Interest-bearing deposits	780	8,833	-91.17%
Federal funds sold and securities purchased under agreements to resell	73,407	92,429	-20.58%
Total cash and cash equivalents	199,264	237,993	-16.27%
INTEREST-BEARING DEPOSITS	51,455	101,034	-49.07%
TRADING SECURITIES	50,792	37,679	34.80%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,409,789	1,559,681	-9.61%
OTHER INVESTMENT SECURITIES, at amortized cost	50,710	41,862	21.14%
LOANS HELD FOR SALE, net	196,277	213,102	-7.90%
LOANS, net	6,747,279	5,808,630	16.16%
ALLOWANCE FOR LOAN LOSSES	(106,863)	(66,842)	59.87%
ACCRUED INTEREST RECEIVABLE	102,244	77,962	31.15%
PREMISES AND EQUIPMENT, net	56,299	55,867	0.77%
GOODWILL	148,300	34,791	326.26%
INTANGIBLE ASSETS	47,427	10,092	369.95%
OTHER ASSETS	235,195	160,097	46.91%
	$ 9,188,168	$ 8,271,948	11.08%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$ 746,089	$ 672,225	10.99%
Interest-bearing	4,567,885	4,552,425	0.34%
Total deposits	5,313,974	5,224,650	1.71%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	1,628,400	768,846	111.80%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	830,569	947,767	-12.37%
COMMERCIAL PAPER ISSUED	209,549	334,319	-37.32%
TERM NOTES	244,468	40,215	507.90%
CAPITAL NOTES	41,529	121,098	-65.71%
ACCRUED INTEREST PAYABLE	91,245	65,160	40.03%
OTHER LIABILITIES	249,214	201,366	23.76%
	8,608,948	7,703,421	11.75%

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized, none issued or outstanding	-	-	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized; 50,650,364 shares issued;
46,639,104 shares outstanding.	126,626	126,626	0.00%
Capital paid in excess of par value	304,171	304,171	0.00%
Treasury stock at cost, 4,011,260 shares	(67,552)	(67,552)	0.00%
Accumulated other comprehensive loss, net of taxes	(44,213)	(41,591)	6.30%
Retained earnings-
Reserve fund	137,511	133,759	2.81%
Undivided profits	122,677	113,114	8.45%
Total stockholders' equity	579,220	568,527	1.88%
	$ 9,188,168	$ 8,271,948	11.08%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE TWELVE AND THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in thousands, except per share data)

	For the twelve months ended		For the three months ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
INTEREST INCOME:
Loans	$ 535,327	$ 359,415	$ 145,046	$ 102,461
Investment securities	74,023	71,938	18,424	17,215
Interest-bearing deposits	4,439	4,065	1,172	1,324
Federal funds sold and securities purchased under
agreements to resell	4,531	4,187	974	697
Total interest income	618,320	439,605	165,616	121,697

INTEREST EXPENSE:
Deposits	173,380	122,212	47,776	36,661
Securities sold under agreements to repurchase
and other borrowings	139,960	86,969	38,689	22,653
Subordinated capital notes	14,374	3,402	3,895	1,308
Total interest expense	327,714	212,583	90,360	60,622

Net interest income	290,606	227,022	75,256	61,075

PROVISION FOR LOAN LOSSES	65,583	20,400	21,670	5,000
Net interest income after provision for loan losses	225,023	206,622	53,586	56,075

OTHER INCOME (LOSS):
Bank service charges, fees and other	49,078	42,272	13,835	11,005
Broker-dealer, asset management and insurance fees	56,973	53,016	13,896	12,458
Gain on sale of securities, net	106	17,842	20	4
Loss on extinguishment of debt	-	(5,959)	-	-
Gain on sale of mortgage servicing rights	170	83	101	14
Gain on sale of loans	1,994	7,876	1,809	2
Other income	10,148	10,228	5,717	1,635
Total other income	118,469	125,358	35,378	25,118

OPERATING EXPENSES:
Salaries and employee benefits	121,711	95,002	30,281	22,715
Occupancy costs	22,476	16,811	5,763	4,230
Equipment expenses	4,797	3,802	1,190	1,099
EDP servicing, amortization and technical assistance	40,084	31,589	11,390	7,862
Communication expenses	11,358	8,232	3,590	2,032
Business promotion	11,613	11,065	3,073	2,826
Other taxes	11,514	8,443	3,459	2,150
Other operating expenses	54,230	46,442	14,535	12,523
Total operating expenses	277,783	221,386	73,281	55,437

Income before provision for income tax	65,709	110,594	15,683	25,756

PROVISION FOR INCOME TAX	22,540	30,788	5,624	8,892

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 43,169	$ 79,806	$ 10,059	$ 16,864
EARNINGS PER COMMON SHARE	$ 0.93	$ 1.71	$ 0.22	$ 0.36

SANTANDER BANCORP

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	For the Quarters Ended					Years Ended December 31,
	31-Dec	31-Dec	30-Sep	4Q06/4Q05	4Q06/3Q06
	2006	2005	2006	Variation	Variation	2006	2005	Variation

Interest Income	$ 165,616	$ 121,697	$ 162,086	36.1%	2.2%	$ 618,320	$ 439,605	40.7%
Tax equivalent adjustment	2,850	1,807	1,951	57.7%	46.1%	8,986	11,059	-18.7%
Interest income on a tax equivalent basis	168,466	123,504	164,037	36.4%	2.7%	627,306	450,664	39.2%
Interest expense	90,360	60,622	87,378	49.1%	3.4%	327,714	212,583	54.2%
Net interest income on a tax equivalent basis	78,106	62,882	76,659	24.2%	1.9%	299,592	238,081	25.8%
Provision for loan losses	21,670	5,000	20,400	333.4%	6.2%	65,583	20,400	221.5%

Net interest income on a tax equivalent basis after provision	56,436	57,882	56,259	-2.5%	0.3%	234,009	217,681	7.5%
Other operating income	33,549	25,112	30,776	33.6%	9.0%	116,369	105,599	10.2%
Gain on sale of securities	20	4	26	400.0%	-23.1%	106	11,883	99.1%
Gain on sale of loans	1,809	2	188	90350.0%	862.2%	1,994	7,876	74.7%
Other operating expenses	73,281	55,437	75,606	32.2%	-3.1%	277,783	221,386	25.5%
Income on a tax equivalent basis before income taxes	18,533	27,563	11,643	-32.8%	59.2%	74,695	121,653	-38.6%
Provision for income taxes	5,624	8,892	966	-36.8%	482.2%	22,540	30,788	-26.8%
Tax equivalent adjustment	(2,850)	(1,807)	(1,951)	57.7%	46.1%	(8,986)	(11,059)	-18.7%
NET INCOME	$ 10,059	$ 16,864	$ 8,726	-40.4%	15.3%	$ 43,169	$ 79,806	-45.9%

SELECTED RATIOS:

Per share data (1):
Earnings per common share	$ 0.22	$ 0.36	$ 0.19			$ 0.93	$ 1.71
Average common shares
outstanding	46,639,104	46,639,104	46,639,104			46,639,104	46,639,104
Common shares outstanding
at end of period	46,639,104	46,639,104	46,639,104			46,639,104	46,639,104
Cash Dividends per Share	$ 0.16	$ 0.16	$ 0.16			$ 0.64	$ 0.64

(1) Per share data is based on the average number of shares outstanding during the period.
Basic and diluted earnings per share are the same.

SANTANDER BANCORP

				2005
	YTD	QTD	QTD	YTD	QTD
	31-Dec	31-Dec	30-Sep	31-Dec	31-Dec
SELECTED RATIOS	2006	2006	2006	2005	2005

Net interest margin (1)	3.63%	3.67%	3.66%	3.02%	3.16%
Return on average assets (2)	0.49%	0.44%	0.39%	0.96%	0.80%
Return on average common equity (2)	7.66%	6.86%	6.08%	13.85%	11.51%
Efficiency Ratio (1,3)	66.84%	65.66%	70.25%	62.97%	63.00%
Non-interest income to revenues	16.08%	17.60%	16.05%	22.19%	17.11%
Capital:
Total capital to risk-adjusted assets	-	10.93%	11.19%	-	12.30%
Tier I capital to risk-adjusted assets	-	7.87%	8.14%	-	9.09%
Leverage ratio	-	5.81%	5.96%	-	6.50%
Non-performing loans to total loans	-	1.54%	1.63%	-	1.22%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	-	1.84%	1.90%	-	1.27%
Allowance for loan losses to non-
performing loans	-	100.01%	86.53%	-	90.72%
Allowance for loans losses to period-
end loans	-	1.54%	1.41%	-	1.11%

OTHER SELECTED FINANCIAL DATA		12/31/2006	12/31/2005
		(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)		$ 3,968.6	$ 3,965.6
Broker-dealer customer accounts		5,648.0	4,923.0
Mutual fund and assets managed		2,936.0	2,795.0
Trust, institutional and private accounts assets under management		1,601.0	1,158.0
Total		$ 14,153.6	$ 12,841.6

(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities, loss on extinguishment of debt in 2005 and gain on sale of building for 1Q04.